Exhibit 10.19

AMENDMENT

TO THE $300,000 PROMISSORY NOTE DATED JUNE 12, 2013

The parties agree that the $300,000 Promissory Note (the “Promissory Note”) by and between Epazz, Inc. (the “Borrower”) and JMJ Financial (the “Lender”) is hereby amended and supplemented as follows:

1     Conversion Price. The sentence in the second paragraph of the Note that begins with “The Conversion Price…” shall be amended by inserting at the end of that sentence the words “, provided, however, that unless otherwise agreed by mutual written agreement the Conversion Price shall not be less than $0.00009.” The sentence shall thereafter read in its entirety as follows: “The Conversion Price is the lesser of $0.0018 or 60% of the lowest trade price in the 25 trading days previous to the conversion (In the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply), provided, however, that unless otherwise agreed by mutual written agreement the Conversion Price shall not be less than $0.00009.”

ALL OTHER TERMS AND CONDITIONS OF THE $300,000 PROMISSORY NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated August 13, 2013 by signing below:

_________________________	____________________________
Shaun Passley	JMJ Financial
Epazz, Inc.	Its Principal
Chief Executive Officer